SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                     _________________________________

                                  FORM 8-K

                              Current Report
                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported) January 9, 2004


                       ULTRADATA SYSTEMS, INCORPORATED
           ----------------------------------------------------
           (Exact name of Registrant as Specified in its Charter)


      Delaware                     0-25380                43-1401158
 ----------------------------------------------------------------------------
 (State of Incorporation)     (Commission File       (IRS Employer
                               Number)                Identification No.)


            1240 Dielmann Industrial Court, St. Louis, MO 63132
            ---------------------------------------------------
                  (Address of principal executive offices)

                                (314) 997-2250
                        -----------------------------
                        Registrant's Telephone Number


Item  9.   Regulation FD Disclosure
Item 12.   Results of Operations and Financial Condition

      On January 9, 2004 Ultradata issued a press release containing material non-public information concerning Ultradata's results of operations for the recently completed quarter and fiscal year.

                                  EXHIBITS

99.   Press release dated January 9, 2004.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        ULTRADATA SYSTEMS, INCORPORATED

Dated: January 9, 2004                  By: /s/ Monte Ross
                                        -----------------------------
                                        Monte Ross
                                        Chief Executive Officer


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                                                            EXHIBIT 99

FOR IMMEDIATE RELEASE

FOR THE COMPANY:

Ernest Clarke
President
(314) 997-2250
eclarke@ultradatasystems.com

          Ultradata Sales Surge onTalking Road Navigator Success;
         Increased Cash Flow Permits Prepayment of Convertible Debt.

St. Louis, Missouri, January 9, 2004   Ultradata Systems, Inc. (OTC Bulletin
Board:ULTR.OB) announced today that it has retired in full its outstanding Senior Convertible Notes. The Company prepaid nearly $300,000 within the past month in order to eliminate these securities. As a result, there are now outstanding no notes, derivatives or other securities convertible into Ultradata common stock, other than incentive stock options held by employees. Monte Ross, Ultradata's CEO, explained: "We retired the convertible notes as soon as we had available cash. The conversion feature of the notes has been a burden on the market for our common stock, and we are happy it is now eliminated.

Ultradata's financial ability to prepay the notes was largely due to a surge in fourth quarter sales. The Company recently introduced a new product, the "Talking Road Navigator," and a major distributor was successful in marketing the product through television advertising. Management expects to report fourth quarter sales in excess of $1.7 million and annual sales for 2003 in excess of $2.8 million. In 2002, Ultradata recorded fourth quarter sales of $313,031 and annual sales of $1,741,556.

Mr. Ross noted: "It is clear there is public acceptance of our new Talking Road Navigator. Even after a successful holiday selling season, we begin 2004 with a backlog of over $640,000 for this product alone. The talking feature makes the product more useful and yet easier to use than its predecessors.
The continuing success of this product should enable Ultradata to be profitable in 2004.

Ultradata Systems, Inc. is a leader in the field of hand-held electronic information systems. Based in St. Louis, MO, Ultradata Systems develops, manufactures and markets hand-held travel information computers, global positioning system (GPS) products and information systems used for locating destinations and trip planning. The company's lead product, the handheld electronic travel information guide, has sold more than three million units and is marketed through chain drug, mass and consumer electronic retail chains, home centers, the automotive aftermarket, cable TV direct marketers, premium incentive catalogs and other channels. These computers use Ultradata's patented data compression technology and proprietary database to provide directions to thousands of destinations and services along highways and in major metropolitan areas.

This press release contains forward-looking statements within the meaning of applicable Federal securities laws. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or other changes. Readers are cautioned not to place undue reliance on these forward-looking statements.

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